UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

320 Bent Street Cambridge, MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 29, 2014, Idenix Pharmaceuticals, Inc. (the “Company” or “Idenix”) announced that the United States Patent and Trademark Office Patent Trial and Appeal Board (USPTO) issued a decision in the first patent interference proceeding (No. 105,871) concerning one of the Company’s patent applications (U.S. Patent Application 12/131,868) and an issued patent (U.S. Patent 7,429,572) owned by Gilead Pharmasset LLC (“Gilead”) that covers certain 2’-methyl- 2’-fluoro nucleoside compounds useful in the treatment of the hepatitis C virus (HCV). The USPTO determined that Idenix is not entitled to priority of invention and judgment was entered in favor of Gilead.

Idenix does not believe that the patent application at issue in the interference is relevant to any of the compounds currently under clinical development, including samatasvir, its NS5A inhibitor which is in two ongoing 12-week phase II all-oral HCV combination studies, or IDX21437, its lead uridine nucleotide prodrug which is in an ongoing phase I/II clinical trial.

The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: January 29, 2014	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 29, 2014